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                                                                    EXHIBIT 23.1

                [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of this Registration Statement.

ARTHUR ANDERSEN LLP

Atlanta, Georgia

March 25, 1997